Exhibit 23-E









                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the  incorporation by reference in the  registration  statement of
Metropolitan Edison   Company (the  "Company") on Form S-3 of our report dated
February 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Metropolitan Edison Company as of December 31, 1997 and 1996, and for each of the years ended December 31, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".




                                          PricewaterhouseCoopers LLP


New York, New York
August 25, 1998